Exhibit 99.1
Blackboard Inc. Reports Second Quarter Results
Revenue Increases 32 Percent to $43.6 Million
Company Raises Financial Guidance for the Third Quarter and Full Year 2006
Michael Beach Named CFO Effective September 1, 2006
Washington, DC — August 8, 2006 — Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the second quarter ended June 30, 2006 and raised guidance for the third quarter and the full year of 2006.
Blackboard’s second quarter revenue was $43.6 million, an increase of 32 percent over the same period in 2005. Product revenue was $37.0 million, an increase of 26 percent over the $29.4 million of product revenue last year. Professional services revenue for the quarter was $6.6 million, which represents an increase of 78 percent over the second quarter of 2005. Net loss in the second quarter was $6.3 million, resulting in a net loss per basic and diluted share of ($0.23). Non-GAAP cash net loss, which excludes the amortization of acquired intangibles, stock-based compensation expense and the associated tax impact, was $828,000 resulting in a non-GAAP cash net loss per diluted share of ($0.03).
“We are very pleased with our second quarter and first half results for 2006. In the quarter, we continued to see strong adoption levels for enterprise products and professional services across all education markets,” said Michael Chasen, President and CEO of Blackboard Inc.
Total revenue for the first six months ended June 30, 2006 was $81.3 million, an increase of 27 percent over the first six months of 2005. Net loss was $6.2 million for the first six months of 2006 compared to net income of $11.5 million for the first six months of 2005. Non-GAAP cash net income for the first six months of 2006, which excludes the amortization of acquired intangibles, stock-based compensation expense and the associated tax impact, was $1.3 million resulting in non-GAAP cash net income per diluted share of $0.05.
Investors should note that the Company’s net loss and non-GAAP cash net loss continue to reflect the impact of the deferred revenue reductions related to purchase accounting adjustments and non-recurring integration costs, both relating to the WebCT, Inc. acquisition.

Integration Success Continues
Commenting on the ongoing integration of WebCT, Chasen stated, “We are now nearly six months into operating as a combined organization and integration is going very well. Demand for our products and services remains high and our non-recurring integration costs continue to be lower than expected. The entire Blackboard team continues to do a superb job.”
Industry Adoption Continues Across the U.S. and Internationally
A few of Blackboard’s new and expanded client relationships in the quarter included:
•	U.S. Higher Education: Antelope Valley College, Bentley College, Bryant University, Clarkson University, Eastern University, Hampden-Sydney College, Lawson State Community College, McNeese State University, Missouri Baptist University, Post University, Saint Xavier University, Southern University at New Orleans, Tacoma Community College, Virginia State University and others.
•	International: Bishop Grosseteste College, ESSEC Business School, Glasgow College of Nautical Studies, North Glasgow College, Novabase eLearning, Otago Polytechnic, SIM University, York College, and others.
•	K-12: Fauquier County Public Schools, Glenbrook High School District, Higley Unified School District, Hutchinson Public Schools, Kentucky Department of Education, Lee’s Summit School District, North Carolina Teacher Academy, Rochester Community Schools, Saddleback Valley Unified School District and others.
Michael Beach Named CFO Effective September 1, 2006
Blackboard also announced today that Mike Beach will succeed Peter Repetti as the Company’s chief financial officer effective September 1, 2006. As part of the planned transition process, Mr. Repetti will keep the title of CFO until September 1 while direct responsibilities are gradually assumed by Mr. Beach, and then will serve in an advisory capacity to ensure a seamless transition.
“While I will miss working with Pete on a daily basis, I am very pleased that Mike will be succeeding him as Blackboard’s new CFO,” commented Chasen. “Mike has worked closely with Pete and me over the past five years and has been instrumental in driving Blackboard’s strategy and overall success as a public company.”
Mr. Beach, currently vice president of finance and treasurer, has been with Blackboard since 2001 with responsibilities for accounting, corporate treasury, tax, and financial reporting functions. Mr. Beach has been an integral member of the Blackboard management team and played a lead role in Blackboard’s initial public offering and the Company’s recent acquisition of WebCT, Inc. Prior to joining the Company, Mr. Beach was a Senior Manager at Ernst & Young LLP where he provided accounting, audit, tax, acquisition due diligence and other services to several public and private clients. Mr.

Beach has also served as Controller for GreenStone Industries, Inc. where he managed that company’s accounting, tax and reporting functions.
Commenting on his planned departure, Mr. Repetti stated, “My five years at Blackboard have been very rewarding and my decision to leave has been a difficult one to make. I am pleased with all the things that we have accomplished including a successful public offering and the acquisition of WebCT, Inc. As our recent results reflect, Blackboard is performing well and on track for another excellent year.”
Company Raises Financial Guidance
Third Quarter of 2006:
•	Revenue of $48.3 to $49.3 million;
•	Stock-based compensation expense of $2.6 million;
•	Amortization of acquired intangibles of $5.4 million;
•	Net loss of ($5.4) to ($5.0) million, resulting in net loss per basic share of ($0.19) to ($0.18), which is based on an estimated 28.1 million basic shares and an effective tax rate of 31 percent; and
•	Non-GAAP cash net income, which excludes amortization of acquired intangibles, stock-based compensation expense, and the associated tax impact, of $200,000 to $500,000, resulting in non-GAAP cash net income per diluted share of $0.01 to $0.02 based on an estimated 29.1 million diluted shares and an effective tax rate of 39.5 percent.
Full Year 2006:
•	Revenue of $178.3 to $180.3 million;
•	Stock-based compensation expense of $9.1 million;
•	Amortization of acquired intangibles of $18.1 million;
•	Net loss of ($12.5) to ($11.7) million, resulting in net loss per basic share of ($0.44) to ($0.41), which is based on an estimated 28.3 million basic shares and an effective tax rate of 31 percent; and
•	Non-GAAP cash net income, which excludes amortization of acquired intangibles, stock-based compensation expense, and the associated tax impact, of $5.7 to $6.4 million, resulting in non-GAAP cash net income per diluted share of $0.20 to $0.22 based on an estimated 29.3 million diluted shares and an effective tax rate of 39.5 percent.
Conference Call
Blackboard will broadcast its second quarter conference call live over the Internet today beginning at 5:00 p.m. Eastern time. Interested parties can access the Webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary software.

A replay of the call will be available via telephone from 7:00 p.m. Eastern (4:00 p.m. Pacific) on August 8, 2006 until 8:00 p.m. Eastern time (5:00 p.m. Pacific time) on August 15, 2006. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial 617-801-6888. The conference ID for the replay is 43918020.
Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP cash net income and non-GAAP cash net income per share which are non-GAAP financial measures. Management believes that both measures, which exclude amortization of acquired intangibles, stock-based compensation expense, and the associated tax impact, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance which can be effectively managed. Since the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides consistency in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP cash net income and non-GAAP cash net income per share. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles, stock-based compensation expense, and the associated tax impact.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated May 10, 2006, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2006	2005	2006
Revenues:
Product	$29,353	$36,987	$57,040	$70,161
Professional services	3,696	6,593	6,951	11,127

Total revenues	33,049	43,580	63,991	81,288
Operating expenses:
Cost of product revenues, excludes $2,800 and $3,733 in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below for the three and six months ended June 30, 2006, respectively (1)	7,095	10,027	14,311	17,993
Cost of professional services revenues (1)	2,552	4,285	4,766	7,676
Research and development (1)	3,307	7,273	6,505	12,157
Sales and marketing (1)	9,462	15,093	17,946	27,242
General and administrative (1)	4,809	9,801	9,432	17,401
Amortization of intangibles resulting from acquisitions	66	5,377	134	7,214

Total operating expenses	27,291	51,856	53,094	89,683

Income (loss) from operations	5,758	(8,276)	10,897	(8,395)
Other income (expense):
Interest expense	(12)	(1,318)	(30)	(1,896)
Interest income	524	392	1,007	1,633
Other income (expense)	—	179	—	(147)

Income (loss) before (provision) benefit for income taxes	6,270	(9,023)	11,874	(8,805)
(Provision) benefit for income taxes	(207)	2,712	(401)	2,642

Net income (loss)	6,063	(6,311)	11,473	(6,163)

Net income (loss) per common share:
Basic	$0.23	$(0.23)	$0.44	$(0.22)

Diluted	$0.21	$(0.23)	$0.41	$(0.22)

Weighted average number of common shares:
Basic	26,516,106	27,776,658	26,303,114	27,678,634

Diluted	28,201,336	27,776,658	27,930,823	27,678,634

(1) Includes the following amounts related to stock-based compensation:
Cost of product revenues	$—	$129	$—	$164
Cost of professional services revenues	—	251	—	369
Research and development	—	154	—	276
Sales and marketing	—	933	—	1,340
General and administrative	18	811	36	1,628

Reconciliation of income (loss) before (provision) benefit for income taxes to non-GAAP cash net income (loss) (2):

Income (loss) before (provision) benefit for income taxes	$6,270	$(9,023)	$11,874	$(8,805)
Add: Amortization of intangibles resulting from acquisitions	66	5,377	134	7,214
Add: Stock-based compensation	18	2,278	36	3,777
Adjusted (provision) benefit for income taxes (3)	(210)	540	(409)	(863)

Non-GAAP cash net income (loss)	6,144	(828)	11,635	1,323

Non-GAAP cash net income (loss) per common share — diluted	$0.22	$(0.03)	$0.42	$0.05

Adjusted weighted average number of common shares — diluted	28,201,336	28,873,764	27,930,823	28,836,779

(2)	Non-GAAP cash net income (loss) and non-GAAP cash net income (loss) per share are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(3)	Adjusted (provision) benefit for income taxes is applied at an effective rate of approximately 3.3% and 39.5% for the three months ended June 30, 2005 and 2006, respectively, and approximately 3.4% and 39.5% for the six months ended June 30, 2005 and 2006, respectively.

BLACKBOARD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2005	2006
		(unaudited)
	(in thousands,
	except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$75,895	$27,620
Short-term investments	62,602	—
Restricted cash	521	461
Accounts receivable, net	26,136	57,060
Inventories	1,806	2,851
Prepaid expenses and other current assets	2,116	3,914
Deferred tax asset, current portion	10,274	14,918
Deferred cost of revenues, current portion	5,797	6,959

Total current assets	185,147	113,783

Deferred tax asset, noncurrent portion	12,023	11,701
Deferred cost of revenues, noncurrent portion	1,310	1,335
Deferred merger costs (WebCT, Inc.)	4,956	—
Property and equipment, net	9,940	13,226
Goodwill	10,252	102,725
Intangible assets, net	560	66,652

Total assets	$224,188	$309,422

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,833	$1,977
Accrued expenses	14,083	18,432
Term loan, current portion	—	600
Deferred rent, current portion	347	417
Deferred revenues, current portion	74,975	94,082

Total current liabilities	91,238	115,508

Term loan, noncurrent portion, net of debt discount	—	56,867
Deferred rent, noncurrent portion	426	315
Deferred revenues, noncurrent portion	2,199	4,171
Stockholders’ equity:
Common stock, $0.01 par value	275	278
Additional paid-in capital	210,805	219,201
Accumulated deficit	(80,755)	(86,918)

Total stockholders’ equity	130,325	132,561

Total liabilities and stockholders’ equity	$224,188	$309,422

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2005	2006
	(in thousands)
Cash flows from operating activities
Net income (loss)	$11,473	$(6,163)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred income tax benefit	—	(3,493)
Excess tax benefits from stock-based compensation	—	(173)
Amortization of debt discount	—	246
Depreciation and amortization	3,274	4,175
Amortization of intangibles resulting from acquisitions	134	7,214
Change in allowance for doubtful accounts	225	(107)
Noncash stock-based compensation	36	3,777
Changes in operating assets and liabilities:
Accounts receivable	(17,258)	(26,448)
Inventories	(513)	(1,045)
Prepaid expenses and other current assets	(640)	(442)
Deferred cost of revenues	(1,252)	(1,187)
Accounts payable	697	(128)
Accrued expenses	(34)	(6,679)
Deferred rent	(152)	(41)
Deferred revenues	5,095	16,623

Net cash provided by (used in) operating activities	1,085	(13,871)

Cash flows from investing activities
Acquisition of WebCT, Inc., net of cash acquired	—	(154,628)
Purchase of property and equipment	(4,774)	(5,741)
Purchase of held-to-maturity securities	(21,159)	—
Sale of held-to-maturity securities	—	23,546
Purchase of available-for-sale securities	(9,600)	—
Sale of available-for-sale securities	9,950	39,056

Net cash used in investing activities	(25,583)	(97,767)

Cash flows from financing activities
Payments on equipment notes	(323)	—
Proceeds from revolving credit facility	—	10,000
Payments on revolving credit facility	—	(10,000)
Proceeds from term loan	—	57,522
Payments on term loan	—	(300)
Release of letter of credit	—	1,517
Excess tax benefits from stock-based compensation	—	173
Proceeds from exercise of stock options	5,559	4,451

Net cash provided by financing activities	5,236	63,363

Net decrease in cash and cash equivalents	(19,262)	(48,275)
Cash and cash equivalents at beginning of period	78,149	75,895

Cash and cash equivalents at end of period	$58,887	$27,620

About Blackboard
Blackboard Inc. (NASDAQ: BBBB) is a leading provider of enterprise software applications and related services to the education industry. Founded in 1997, Blackboard enables educational innovations everywhere by connecting people and technology. Blackboard solutions are used by millions of people at academic institutions around the globe, including colleges, universities, K-12 schools and other education providers, as well as textbook publishers and student-focused merchants that serve education providers and their students. Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Australia and Asia. WebCT is a wholly owned subsidiary of Blackboard Inc.
Blackboard

Educate. Innovate. Everywhere. ™
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Annual Report on Form 10-Q filed on May 10, 2006 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of August 8, 2006. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to August 8, 2006.
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